UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2007

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire 03773

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

New Hampshire Thrift Bancshares, Inc. (“NHTB” Nasdaq: NHTB) announced today the consummation of its acquisition of First Brandon Financial Corporation (“FBFC”). Immediately following the merger of FBFC with and into NHTB, FBFC’s subsidiary bank, First Brandon National Bank, merged with and into NHTB’s subsidiary bank, Lake Sunapee Bank, fsb. A copy of the press release dated June 1, 2007 is attached hereto as Exhibit 99.1.

FBFC shareholders had the option of receiving 2.67 shares of NHTB common stock or $44.01 per share of FBFC stock, or a combination thereof, subject to customary election and proration procedures. The deadline to submit election forms was June 1, 2007, and NHTB expects the election and proration results to be available on or about June 7, 2007. Based on the number of FBFC shares outstanding as of the merger and the closing price of NHTB common stock on June 1, 2007, the aggregate consideration was approximately $20.6 million.

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Agreement and Plan of Merger, dated as of December 14, 2006, by and between NHTB and FBFC, Scott A. Cooper and Peter D. Terwilliger were appointed to the Board of Directors of NHTB, effective June 1, 2007. It has not yet been determined to which committee(s) Directors Cooper and Terwilliger will be named.

Mr. Cooper, who previously served as the President and Chief Executive Officer of FBFC and First Brandon National Bank, a position he held since 1997, is currently the Regional President of the First Brandon Division of Lake Sunapee Bank, fsb. Mr. Terwilliger, who previously served as Chairman of the Board of Directors of FBFC and First Brandon National Bank, is a retired businessman.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of the business acquired

The consolidated financial statements of FBFC for the years ended December 31, 2006, 2005 and 2004 contained in the registration statement on Form S-4 filed with the Securities and Exchange Commission by NHTB on April 4, 2007 are incorporated herein by reference. The required interim consolidated financial statements of FBFC are not included on this Form 8-K. The required information will be filed by an amendment to this Form 8-K no later than August 10, 2007.

(b)	Pro forma financial information

Information required by this item is not included on this Form 8-K. The required information will be filed by an amendment to this Form 8-K no later than August 10, 2007.

(c)	Not applicable.

(d)	The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.5	Agreement and Plan of Merger by and between New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006 (previously filed as an Exhibit to NHTB’s Form 8-K filed with the Securities and Exchange Commission on December 15, 2006).

99.1	Joint Press Release dated May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Hampshire Thrift Bancshares, Inc.

By:	/s/ Stephen W. Ensign
Name:	Stephen W. Ensign
Title:	Chairman, President and Chief Executive Officer

Date: June 1, 2007

Exhibit Index

Exhibit No.	Description

2.5	Agreement and Plan of Merger by and between New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006 (previously filed as an Exhibit to NHTB’s Form 8-K filed with the Securities and Exchange Commission on December 15, 2006).

99.1	Joint Press Release dated May 11, 2007.